Exhibit 21.1

SUBSIDIARIES OF

ERA GROUP INC.

Subsidiary	Jurisdiction of Organization

593448 B.C. Ltd.	British Columbia, Canada

7506406 Canada Inc.	Alberta, Canada

Aeróleo Internacional, LLC	Delaware

Aeróleo Táxi Aéreo S/A	Brazil

Apical Industries, Inc.	California

Canam Aerospace, Inc.	British Columbia, Canada

Dart Aerospace Ltd.	Alberta, Canada

Dart Helicopter Services Canada Inc.	Ontario, Canada

Dart Helicopter Services, Inc.	Delaware

Dart Holding Company Ltd.	Alberta, Canada

Dart Sales Inc.	Alberta, Canada

Era Aeróleo LLC	Delaware

Era Canada LLC	Delaware

Era DHS LLC	Delaware

Era Do Brazil LLC	Delaware

Era FBO LLC	Delaware

Era Flightseeing LLC	Delaware

Era Helicopter Services LLC	Delaware

Era Helicópteros de México S. de R.L. de C.V.	Mexico

Era Helicopters (Mexico) LLC	Delaware

Era Helicopters, LLC	Delaware

Era Leasing LLC	Delaware

Era Med LLC	Delaware

Era Training Center LLC	Delaware

Geneva Aviation Incorporated	Delaware

Lake Palma, S.L.	Spain

Offshore Helicopter Support Services, Inc.	Louisiana

Star Aviation Crewing Ltd.	British Virgin Islands